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Exhibit 99.1
Empire Resources Inc.
One Parker Plaza
Fort Lee, NJ 07024

FOR IMMEDIATE RELEASE

EMPIRE RESOURCES ANNOUNCES SECOND QUARTER OPERATING RESULTS

         FORT LEE, NJ, August 09, 2004- Empire Resources, Inc. (AMEX:ERS), a distributor of value added, semi-finished aluminum products, today announced net income for the three and six months ended June 30, 2004 of $1,064,000 and $2,199,000 as compared to $990,000 and $1,860,000 for the same periods in 2003. Net income for the three and six months ended June 30, 2004 increased to $0.11 and $.22 per share on a fully diluted basis, as compared to $0.10 and $.19 per share on a fully diluted basis for the same period in 2003.

         Net sales for the three and six months were $51,605,000 and $105,790,000 as compared to $46,873,000 and $91,810,000 for the same periods in 2003. Net sales increased 10% for the three month period and 15% for the six month period as compared to the prior year.

         Empire Resources, Inc., is a distributor of a wide range of semi-finished aluminum products to customers in the transportation, automotive, housing, appliance and packaging industries in the U.S., Canada, Australia and New Zealand. It maintains supply contracts with aluminum mills in various parts of the world.

This press release contains forward-looking statements. Such statements involve various risks that may cause actual results to differ materially. These risks include, but are not limited to, the ability of the company to grow internally or by acquisition and to integrate acquired businesses, not being able to improve operating margins and efficiencies, changing industry and competitive conditions, and other risks referred to in the Company's registration statements and periodic reports filed with the Securities & Exchange Commission

Contact:
William Spier
212 759-3287 (ext. 101)
wspier@empireresources.com


                                 (Table Follows)




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Condensed Consolidated Statements of Income
In thousands, except per share amounts

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

                                                    Three Months Ended       Six Months Ended
                                                        June 30,                 June 30,
                                                   ------------------        ------------------
                                                   2004          2003        2004          2003
                                                   ----          ----        ----          ----
Net sales                                         $51,605       46,873     $105,790       91,810
Cost of goods sold                                 47,782       43,556       98,131       85,297
                                                  -------       ------     --------       ------

Gross profit                                        3,823        3,317        7,659        6,513
Selling, general and administrative expenses        1,829        1,489        3,520        3,011
                                                  -------       ------     --------       ------

Operating income                                    1,994        1,828        4,139        3,502
Interest expense                                      274          249          573          475
                                                  -------       ------     --------       ------

Income before income taxes                          1,720        1,579        3,566        3,027
Income taxes                                          656          589        1,367        1,167
                                                  -------       ------     --------       ------

Net income                                         $1,064          990       $2,199        1,860
                                                  =======       ======     ========       ======

Weighted average shares outstanding:
     Basic                                          9,553        9,432        9,549        9,433
                                                  =======       ======     ========       ======

     Diluted                                        9,903        9,587        9,902        9,564
                                                  =======       ======     ========       ======

Earnings per share:
     Basic                                          $0.11        $0.10        $0.23        $0.20
                                                  =======       ======     ========       ======

     Diluted                                        $0.11        $0.10        $0.22        $0.19
                                                  =======       ======     ========       ======



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